                                                                      EXHIBIT 2


EN CIUDAD SAHAGUN, ESTADO DE HIDALGO, SIENDO LAS 16:00 HORAS DEL DIA 31 DE ENERO DE 1997, SE REUNIERON EN EL DOMICILIO SOCIAL DE DINA AUTOBUSES, S.A. DE C.V., EL C.P. JOSE LUIS GALLO GRANADOS EN REPRESENTACION DE CONSORCIO G GRUPO DINA, S.A. DE C.V., Y EL SENOR RAFAEL GOMEZ FLORES, ACCIONISTAS QUE SE MENCIONAN EN LA LISTA DE ASISTENCIA QUE MAS ADELANTE SE TRANSCRIBE, CON EL OBJETO DE CELEBRAR UNA ASAMBLEA GENERAL ORDINARIA DE ACCIONISTAS.

ASISTIERON TAMBIEN, EL C.P. FRANCISCO JAVIER SONI OCAMPO, COMISARIO DE LA SOCIEDAD, LA LIC. MARTHA PATRICIA ROJAS HERNANDEZ, Y EL LIC. GINO GARCIA MIRANDA COMO INVITADOS.

PRESIDIO LA ASAMBLEA EL SENOR RAFAEL GOMEZ FLORES, Y ACTUO COMO SECRETARIO EL LIC. GUILLERMO KAREH AARUN, QUIENES OCUPAN LOS CARGOS DE PRESIDENTE Y SECRETARIO DEL CONSEJO DE ADMINISTRACION DE LA SOCIEDAD, RESPECTIVAMENTE.

EL PRESIDENTE NOMBRO COMO ESCRUTADORES A LA LIC. MARTHA PATRICIA ROJAS HERNANDEZ, Y AL LIC. GINO GARCIA MIRANDA, QUIENES CERTIFICARON QUE SE ENCONTRABAN REPRESENTADAS LA TOTALIDAD DE LAS ACCIONES EN QUE SE DIVIDE EL CAPITAL SOCIAL INTEGRAMENTE SUSCRITO Y PAGADO DE LA SOCIEDAD, DE CONFORMIDAD CON LA SIGUIENTE:

                              LISTA DE ASISTENCIA


   ACCIONISTAS                               ACCIONES
                               CAPITAL FIJO           CAPITAL VARIABLE
                                SERIE "A"                 SERIE "B"
CONSORCIO G GRUPO
DINA, S.A. DE C.V.                474,000                395'947,999




SR. RAFAEL GOMEZ
FLORES.                                                         1
                                  _______                ___________
TOTAL                             474,000                395'948,000


TOTAL DE ACCIONES SERIES "A" Y "B"          396'422,000

CON BASE EN LA CERTIFICACION DE LOS ESCRUTADORES, Y SIN NECESIDAD DE PREVIA CONVOCATORIA, DE ACUERDO A LO DISPUESTO POR EL ARTICULO 188 DE LA LEY GENERAL DE SOCIEDADES MERCANTILES, EL PRESIDENTE DECLARO LEGALMENTE INSTALADA LA ASAMBLEA, CON LO CUAL ESTUVIERON DE ACUERDO TODOS LOS PRESENTES.

ACTO SEGUIDO, EL SECRETARIO PROCEDIO A DAR LECTURA AL SIGUIENTE:

                                 ORDEN DEL DIA

        I. -     TRANSMISION DE ACCIONES.

        II.-     DESIGNACION DE DELEGADOS ESPECIALES.

I.-     EN DESAHOGO DEL UNICO PUNTO DE LA ORDEN DEL DIA, Y EN USO DE LA PALABRA
EL PRESIDENTE MANIFESTO A LOS ACCIONISTAS QUE EN VIRTUD DE LA AUTORIZACION OBTENIDA POR EL OFICIO 514 133 96 EXP 31650-C DE FECHA 11 DE SEPTIEMBRE DE 1996, POR EL CUAL LA SECRETARIA DE COMERCIO Y FOMENTO INDUSTRIAL A TRAVES DE SU DIRECCION GENERAL DE INVERSION EXTRANJERA, AUTORIZO PARA QUE SE LLEVE A CABO LA ADQUISICION DEL 99.99% DE LAS ACCIONES REPRESENTANTIVAS DEL CAPITAL SOCIAL DE DINA AUTOBUSES, S.A. DE C.V., POR LA EMPRESA ESTADOUNIDENSE MCII HOLDINGS
(USA),INC.

ACTO SEGUIDO EL LIC. JOSE LUIS GALLO GRANANDOS EN REPRESENTACION DE LA EMPRESA CONSORCIO G GRUPO DINA, S.A. DE C.V, INFORMO QUE SU REPRESENTADA OBTUVO LA AUTORIZACION DEL CONSEJO DE ADMINISTRACION MEDIANTE EL ACUERDO 8 DE LA SESION DE CONSEJO DE ADMINISTRACION CELEBRADA CON FECHA 5 DE DICIEMBRE DE 1996, PARA QUE SE LLEVE AL CABO LA TRASMISION DE ACCIONES REFERIDA.

POR LO TANTO MANIFESTO QUE SU REPRESENTADA AUTORIZA LA VENTA, Y EN CONSECUENCIA TRANSMISION LA PROPIEDAD DE 474,000 ACCIONES SERIE A Y 395'947,999 ACCIONES SERIE B REPRESENTATIVAS DEL CAPITAL SOCIAL DE DINA AUTOBUSES, S.A. DE C.V, DE SU PROPIEDAD A LA EMPRESA MCII HOLDINGS (USA) INC, EN UN VALOR DE $1.446783 (UNO PUNTO CUATRO CUATRO SEIS SIETE OCHO TRES) POR ACCION., A LO CUAL EL OTRO ACCIONISTA DE LA SOCIEDAD SR RAFAEL GOMEZ FLORES, COMENTO QUE NO TENIA NINGUN INCOVENIENTE EN QUE SE REALIZARA LA TRANSMISION DE LAS ACCIONES MENCIONADAS ANTERIORMENTE, POR LO QUE EN ESTE ACTO RENUNCIABA A CUALQUIER DERECHO QUE LE CORRESPONDIERE PARA ADQUIRIR LAS ACCIONES DE DICHA TRANSMISION.

DESPUES DE UNA AMPLIA DELIBERACION LOS SENORES ACCIONISTAS O SUS
REPRESENTANTES, POR UNANIMIDAD DE VOTOS DECIDIERON EMITIR EL SIGUIENTE:

                                   ACUERDO 1

          SE AUTORIZA A LA EMPRESA DENOMINADA CONSORCIO G GRUPO DINA S A DE C V A VENDER Y COMO CONSECUENCIA DE ELLO TRANSMITIR LA PROPIEDAD DE 474,000 ACCIONES DE LA SERIE A Y 395'947,999 SERIE B REPRESENTATIVAS DEL CAPITAL SOCIAL DE DINA AUTOBUSES SA DE C V, DE SU PROPIEDAD A LA EMPRESA MCII HOLDINGS (USA), INC.

                                   ACUERDO 2

          ESTA TRANSMISION QUEDA SUJETA A LA CONDICION SUSPENSIVA DE OBTENER EL OFICIO DE AUTORIZACION DE I A SECRETARIA DE HACIENDA Y CREDITO PUBLICO REFERENTE A CONSIDERAR QUE NO EXISTE ENAJENACION PARA EFECTOS FISCALES POR LA ESCISION QUE CELEBRO DINA AUTOBUSES, S.A. DE C.V. CON FECHA 12 DE JULIO DE 1996.

IL-       EN DESAHOGO DEL SEGUNDO Y ULTIMO PUNTO DEL ORDEN DEL DIA, EL
PRESIDENTE DE LA ASAMBLEA EXPLICO A LO PRESENTES QUE ERA CONVENIENTE NOMBRAR DELEGADOS ESPECIALES QUE DEN CUMPLIMIENTO Y FORMALICEN, EN SU CASO, LOS ACUERDOS ADOPTADOS POR LA ASAMBLEA, TOMANDO EN CONSECUENCIA EL SIGUIENTE:

                                   ACUERDO 3

          SE RESUELVE EN ESTE ACTO AUTORIZAR A LOS LICENCIADOS GUILLERMO KAREH AARUN, MARTHA PATRICIA ROJAS HERNANDEZ, GINO GARCIA MIRANDA Y HECTOR BARRAGAN POZOS, PARA QUE EN NOMBRE Y REPRESENTACION DE DINA AUTOBUSES, S.A. DE C.V., COMPAREZCAN, CONJUNTA O SEPARADAMENTE, DE SER NECESARIO, ANTE EL NOTARIO PUBLICO DE SU ELECCION A FIN DE OTORGAR LA PROTOCOLIZACION DE TODA O PARTE DE LA PRESENTE ACTA; PARA SOLICITAR Y OBTENER LA INSCRIPCION DEL TESTIMONIO NOTARIAL CORRESPONDIENTE EN EL REGISTRO PUBLICO DE COMERCIO DEL DOMICILIO DE LA SOCIEDAD; A HACER LAS PUBLICACIONES, PARA ELABORAR, SUSCRIBIR Y PRESENTAR LOS AVISOS QUE SE REQUIERAN, Y PARA EXPEDIR LAS COPIAS SIMPLES O CERTIFICADAS QUE DE LA PRESENTE ACTA LES SEAN SOLICITADAS.

NO HABIENDO OTRO ASUNTO QUE TRATAR, SE DIO POR TERMINADA LA ASAMBLEA, LEVANTANDOSE LA PRESENTE ACTA PARA CONSTANCIA, LA CUAL, DESPUES DE HABER SIDO LEIDA POR EL SECRETARIO Y APROBADA POR TODOS LOS PRESENTES, FUE AUTORIZADA A SER FIRMADA POR EL PRESIDENTE, EL SECRETARIO, EL COMISARIO Y LOS ESCRUTADORES, HACIENDO CONSTAR QUE EN EL MOMENTO DE LAS VOTACIONES ESTUVIERON PRESENTES O REPRESENTADOS TODAS LOS ACCIONISTAS, MENCIONADOS EN LA LISTA DE ASISTENCIA.




/s/ Rafael Gomez Flores                             /s/ Guillermo Kareh Aarun
-----------------------                             --------------------------
SR. RAFAEL GOMEZ FLORES                             LIC. GUILLERMO KAREH AARUN
       PRESIDENTE                                            SECRETARIO



                       ---------------------------------
                       C.P. FRANCISCO JAVIER SONI OCAMPO
                                   COMISARIO



------------------------                            -------------------------
LIC. GINO GARCIA MIRANDA                            LIC. MARTHA P. ROJAS HDEZ
      ESCRUTADOR                                            ESCRUTADORA

[SEAL]

TRANSLATION

        In Ciudad Sahagun, State of Hidalgo, at 16:00 Hours on the 31st. Day of January, 1997, the General and Regular Meeting of Shareholders took place in the registered office of the company named DINA AUTOBUSES, S.A. DE C.V., and such Meeting was attended by MR. JOSE LUIS GALLO GRANADOS, CHARTERED ACCOUNTANT, acting in his capacity of representative of CONSORCIO G GRUPO DINA, S.A. DE C.V., and MR. RAFAEL GOMEZ FLORES acting as shareholders, along with MR. JOSE LUIS GALLO GRANADOS, who appeared in the attending list duly transcribed below, in order to hold said General and Regular Meeting of Shareholders.

        This Meeting was also attended by MR. FRANCISCO JAVIER SONI OCAMPO, CHARTERED ACCOUNTANT, acting in his capacity of Commissioner of the Partnership, and MARTHA PATRICIA ROJAS HERNANDEZ, ESQ., and GINO GARCIA MIRANDA, ESQ., acting as participants.

        This Meeting was presided by MR. RAFAEL GOMEZ FLORES, and MR. GUILLERMO KAREH AARUN ESQ., who represent the Board of Administration of the Partnership as President and Secretary respectively.

        The President appointed MARTHA PATRICIA ROJAS HERNANDEZ, ESQ. and MR. GINO GARCIA MIRANDA, ESQ. as scrutineers, who certified that all shares, which integrated the capital stock of the Partnership were duly subscribed and paid up, and the same were duly represented in accordance with the following:

                               LIST OF ATTENDANCE


SHAREHOLDERS                                  SHARES
                               FIXED                       VARIABLE
                               CAPITAL                     CAPITAL
                               ---------                  ----------
                               CLASS "A"                   CLASS "B"
CONSORCIO G GRUPO
DINA, S.A. DE C.V.             474,000                    395'947,999

MR. RAFAEL GOMEZ
FLORES                                                          1
                               -------                    -----------
TOTAL                          474,000                    395'948,000

TOTAL OF SHARES CLASS "A" AND "B"         396'422,000


        Taking as a basis the Certification prepared by the Scrutineers, and without previous call, in accordance with provision contained in Article 188 of the General Law on Mercantile Partnerships, the President declared the legal performance of the Meeting, and all those individuals who attended the same agreed on such legal opening.

        Next, The Secretary proceeded to read the following

                                     AGENDA

        I.  TRANSFER OF SHARES
        II. APPOINTMENT OF SPECIAL MEMBERS

        I. In order to release the sole issue of the Agenda, the President stated before the Shareholders that in virtue of the authorization granted by Official Letter Number 514 113 96, File 31650-C, dated on September 11, 1996, in which the Secretary of

Commerce and Industrial Development, through its General Office of Foreign Investments, authorized the terms for the acquisition of 99.99% of shares that represented the capital stock of DINA AUTOBUSES, S.A. DE C.V., by the American Company bearing the name of MCII HOLDINGS (USA), INC.

        Next, MR. JOSE LUIS GALLO GRANADOS, acting as representative for CONSORCIO G GRUPO DINA, S.A. DE C.V. reported that such Company obtained an authorization granted by the Board of Administration by means of Resolution Number 8 adopted on Session held by the Board of Administration dated on the 5th. Day of December, 1996, in order to carry out the transfer of shares above referred.

        Therefore, he stated that the Company he represented authorized the sale, and in consequence the transfer of 474,000 shares in Class "A" and 395'947,999 shares in Class "B" which represented capital stock owned by DINA AUTOBUSES, S.A. DE C.V., in favor of MCII HOLDINGS (USA), INC., representing a value of $1.446783 (ONE POINT FOUR FOUR SIX SEVEN EIGHT THREE) per share. On this business affair, the other shareholder of the Partnership: MR. RAFAEL GOMEZ FLORES, commented that he did not have any inconvenient for performing such transfer of shares above cited, in consequence, in this legal act he waived to any right he would have to acquire the shares of such transfer.

        After a considerable deliberation, the Shareholders or their representatives, in an unanimous result of votes, decided the adoption of the following:

                                  RESOLUTION 1

        The Company CONSORCIO G GRUPO DINA, S.A. DE C.V. is authorized for the selling, and as a consequence of such operation, the transfer of property related to 474,000 shares in Class "A" and 395'947,999 in Class "B", which represent the capital stock of DINA AUTOBUSES, S.A. DE. C.V., owned by CONSORCIO G GRUPO DINA, S.A. DE C.V. in favor of MCII HOLDINGS (USA), INC.

                                  RESOLUTION 2

        This transfer is subject to the suspensive condition of obtaining the Official Letter containing the Authorization granted by the Secretariat of Treasure and Public Credit which considers that there is not any selling for tax purposes due to this division of capital which was entered by DINA AUTOBUSES, S.A. DE C.V. on July 12, 1996.

        II. In order to release the Second and last issue of the Agenda, the President of the Meeting explained before those who attended the same that it was convenient to appoint Special Members who may comply with, and formalize, if that is the case, the resolutions adopted by such Meeting, obtaining as a consequence the adoption of the following:

                                  RESOLUTION 3

        It is resolved in this legal act to authorize GUILLERMO KAREH AARUN, ESQ., MARTHA PATRICIA ROJAS HERNADEZ, ESQ., GINO GARCIA MIRANDA, ESQ. and HECTOR BARRAGAN POZOS, ESQ. for participating in the name and behalf of DINA AUTOBUSES, S.A. DE C.V., as well as the authorization to appear jointly or severally, if such matter is necessary, before the Notary Public of their choice, in order to grant the official record of the whole or part of the present Minute; to request and obtain the recording of the corresponding Notarial Deed before the Public Registrar for Commerce applicable to the domicile of the Partnership; to publish, prepare, subscribe and submit the Notices which are required, as well as the issuance of sample or certified copies of the present Minute which may be requested.

        Finally, it was declared the closing of this Meeting, and the corresponding Minute was prepared for the record. After such Minute was read by the Secretary and approved by all who attended the same, it was authorized to be signed by the President, the Secretary, the Commissioner and the Scrutineers as well, stating that at the moment of voting, all shareholders, above mentioned in the attending list were present or duly represented by their authorized individuals.


                                       ---------------------------------------
                                       MR. RAFAEL GOMEZ FLORES
                                       PRESIDENT


                                       ---------------------------------------
                                       GUILLERMO KAREH AARUN, Esq.
                                       SECRETARY


                                       ---------------------------------------
                                       FRANCISCO JAVIER SONI OCAMPO,
                                       Chartered Accountant
                                       COMMISSIONER


                                       ---------------------------------------
                                       MARTHA PATRICIA ROJAS HERNANDEZ, Esq.
                                       SCRUTINEER


                                       ---------------------------------------
                                       GINO GARCIA MIRANDA, Esq.
                                       SCRUTINEER

                           MCII HOLDINGS (USA), INC.
                           -------------------------

                    CONSENT TO ACTION OF BOARD OF DIRECTORS
                               WITHOUT A MEETING

                                January 29, 1997


        The undersigned, being all of the members of the Board of Directors of MCII Holdings (USA), Inc., a Delaware corporation (the "Company"), do hereby consent, in accordance with the laws of the state of Delaware, to the adoption of the following resolution as a resolution of the Board of Directors of the Company without a meeting of the Board and do hereby vote in favor of the following resolution:

Authorization to Accept as a Capital Contribution 99.99% of the Capital Stock of DINA AUTOBUSES, S.A. DE C.V.

        WHEREAS, management of the Company has determined it to be in the best interests of the Company to accept as a capital contribution from the Company's sole stockholder, Consorcio G Grupo Dias, S.A. de C.V. ("Consorcio G"), 99.99% of the capital stock of Dina Autobuses, S.A. de C.V. ("DASA").

        RESOLVED, that effective January 29, 1997, the Company accepts, as a capital contribution from Consorcio G, 99.99% of the issued and outstanding capital stock of DASA; and

        BE IT FURTHER RESOLVED, that Consorcio G has determined the value of the 99.99% of the capital stock of DASA to be $760'000.000 PESOS, and that the Company agrees that said valuation is fair and reasonable.

        This Consent may be executed in several counterparts with the same force and effect as if all of the members of the Board of Directors had signed the same instrument and shall be filed with the minutes of the Company.

        Dated January 29, 1997


/s/ Rafael Gomez Flores                       /s/ Guillermo Kareh Aarun
----------------------------------            --------------------------------
Rafael Gomez Flores                           Guillermo Kareh Aarun


/s/ Gamallel Garcia Cortes                    /s/ Stephen P. Glennon
----------------------------------            --------------------------------
Gamallel Garcia Cortes                        Stephen P. Glennon